EXHIBIT 21.1

WEATHERFORD INTERNATIONAL LTD.
LIST OF SUBSIDIARIES AND AFFILIATES

NAME	JURISDICTION

315613 Alberta Ltd.	Alberta
708621 Alberta Ltd.	Alberta
721260 Alberta Ltd.	Alberta
1137230 Alberta Ltd.	Alberta
A-1 Bit & Tool Co., B.V.	Netherlands
Aim Oil Tools, Inc.	Texas
Air Drilling Services Bolivia S.R.L.	Bolivia
Air Drilling Services Colombia Limited	Colombia
Air Drilling Services de Venezuela, C.A.	Venezuela
Al Pine Mexicana, S.A. de C.V.	Mexico
Algerian Oilfield Services S.p.A.	Algeria
Alpine Oil Services (Cyprus) Ltd.	Cyprus
Alpine Oil Services Inc.	North Dakota
Alpine Oil Services International Ltd.	Barbados
Ampscot Overseas Petroleum Equipment Co., LLC	Oman
Ancil S.A.I.C.	Argentina
Aosi BV	Netherlands
Aquatronic Limited	U.K.
Astec Developments Limited	U.K.
B. D. Kendle Engineering Limited	U.K.
Bakke Oil Tools AS	Norway
Bakke Technology AS	Norway
Baktexas	Azerbaijan
BBL Aust. Pty Ltd	Australia
BBL Downhole Tools Limited	U.K.
BFG Investments Ltd.	British Virgin Islands
Bit & Tool A-1 S.r.l.	Italy
BOSS Oilfield Services Limited	U.K.
Brit Bit Limited	U.K.
Calumet Petroleum Services, S.A.	Venezuela
Cardium International Limited	Hong Kong
Cardium Investments (Barbados) Limited	Barbados

Cardium Tool International Limited	Barbados
Clearwater International, L.L.C.	Delaware
Colombia Petroleum Services Corp.	Delaware
Communication Rentals Limited	U.K.
Contra-Shear Separation Technologies Limited	New Zealand
CRC-Evans Automatic Welding, Inc.	Texas
CRC-Evans Pipeline International (UK) Limited	U.K.
CRC-Evans Services Limited	U.K.
CTC-Empresa Tecnina e Comercial de Equipamentos Ltda.	Brazil
Dailey de Venezuela, S.A.	Venezuela
Dailey del Peru S.A.	Peru
Dailey IDS Limited	U.K.
Dailey International Sales Corporation	Delaware
Design Engineering Limited	U.K.
Directional Wireline Engineering Services (Nigeria) Limited	Nigeria
Downhole Technology Limited	U.K.
Drill Stem Testers, Inc.	USA
DST, Inc.	USA
e2 Tech Limited	U.K.
Edinburgh Petroleum Equipment Limited	U.K.
Edinburgh Petroleum Services Americas Incorporated	Texas
Edinburgh Petroleum Services de Mexico S.A. de C.V.	Mexico
Edinburgh Petroleum Services de Venezuela, C.A.	Venezuela
Edinburgh Petroleum Services Limited	U.K.
EMI-ElettroMagnetica Ispezioni Italia S.r.l.	Italy
Energy Ventures (Cyprus) Ltd.	Cyprus
Energy Ventures Far East Limited	Hong Kong
Energy Ventures Investments Limited	U.K.
Energy Ventures, L.L.C.	Delaware
Enterra (U.K.) Limited	U.K.
Enterra International Limited	U.K.
Enterra Oilfield Rentals Limited	Hong Kong
Enterra Patco Oilfield Products, Inc.	Texas
Enterra Rental and Fishing Company	Delaware
eProduction Solutions U.K. Ltd.	U.K.
eProduction Solutions, Inc.	Texas
EPS Resources S.A. de C.V.	Mexico
European Material Inspection (EMI) B.V.	Netherlands
EVI (Barbados), SRL	Barbados
EVI de Venezuela, S.A.	Venezuela
EVI Weatherford, Inc.	Delaware
Expio Limited	U.K.
Fiberspar Linepipe Canada Ltd.	Alberta

Fiberspar Linepipe LLC	Delaware
Fishing Services Limited	U.K.
Gas Services International (Aust) Pty. Limited	Australia
Gas Services International (S) Pte. Ltd.	Singapore
Gas Services International Limited	British Virgin Islands
General Pipe Service Bolivia S.R.L.	Bolivia
General Pipe Service, Inc.	Panama
Global Air Drilling Services Ltd.	Alberta
Houston Well Screen Asia Pte. Ltd.	Singapore
Houston Well Screen Company	Texas
Hycal Energy Research Laboratories Ltd.	Alberta
Independent Integrated Services Limited	U.K.
International Nitrogen Services LLC	Delaware
International Petroleum Equipment Limited	U.K.
International Petroleum Equipment Norge A/S	Norway
International Petroleum Services, Inc.	Delaware
Johnson Filtration Systems SAS	France
Johnson Screens (Australia) Pty Ltd	Australia
Johnson Screens (India) Limited	India
Johnson Screens Japan Limited	Japan
Johnson Screens Ltda.	Brazil
Johnson Screens Venezuela, C.A.	Venezuela
Johnson Screens, Inc.	Delaware
Keltic Oil Tools Limited	U.K.
Kendle Engineering (Asia) Pte. Limited	Singapore
Kobe International Ltd.	Bahamas
Kopp International Pipeline Services L.L.C.	Oman
McAllister Petroleum Services (Cyprus) Limited	Cyprus
McMurry-Macco (UK) Limited	U.K.
Mid-Europe Supply Limited	U.K.
Morrison McLean Associates Limited	U.K.
Multi Operational Service Tankers Inc. (Panama)	Panama
Niagara Screen Products Limited	Ontario
Offshore Rentals Deutschland GmbH	Germany
Offshore Rentals Dubai LLC	U.A.E.
Offshore Rentals Limited	U.K.
Offshore Rentals Norge A/S	Norway
Oil Field Rental Holdings Limited	U.K.
OilPatch Enterprises Internacional, S.A. de C.V.	Mexico
Oilwell Production Services Limited	U.K.
OptoPlan A.S.	Norway
Orwell Group De Venezuela C.A.	Venezuela
Orwell Group Limited	U.K.

P.T. Wira Insani	Indonesia
Petco Fishing & Rental Tools (UK) Limited	U.K.
Petroline Wellsystems Limited	U.K.
Pipetest Service Sp.Zo.o.	Poland
Powell Engineering Company Limited	U.K.
Powerflo Rentals (Dubai) LLC	U.A.E.
Powerflo Rentals Limited	U.K.
Powerflo Rentals Norge A/S	Norway
Powerflo Systems Limited	U.K.
PowerGEN Rentals Limited	U.K.
PT AS/Johnson Screens (JV) Sdn Bhd	Brunei
PT Gas Services Indonesia	Indonesia
PT Hawes Utama Indonesia	Indonesia
PT Weatherford Indonesia	Indonesia
Pump Rentals (International) Limited	U.K.
Pyrosul International Inc.	Alberta
Quality Commissioning Limited	U.K.
Quality Machining Services Limited	U.K.
R.S.T. Projects Limited	U.K.
Recovery Systems Limited	U.K.
Schoeller-Bleckmann Motovilithinskije Sucker Rod Gmbh	Austria
Shengli-Highland Company Ltd.	China
Signa Engineering Corp.	Texas
Specialty Testing & Consulting Ltd.	Alberta
Stealth Oil & Gas, Inc.	Delaware
Subsurface Technology AS	Norway
Tank Rentals Limited	U.K.
Tech Line Oil Tools Inc.	Delaware
Techcorp Industries International, Inc.	Barbados
Teco Maskinering AS	Norway
The Autonomous Well Company Limited	U.K.
TUBAFOR MAROC S.A.R.L.	Morocco
Universal Compression Holdings, Inc.	Delaware
Van der Horst U.S.A., Inc.	Delaware
W1 General Partner, Inc.	Delaware
W1 Receivables, L.P.	Texas
Weatherford (B) Sdn. Bhd.	Brunei
Weatherford (Cyprus) Limited	Cyprus
Weatherford (G.B.) LLP	U.K.
Weatherford (Malaysia) Sdn. Bhd.	Malaysia Jt. Venture
Weatherford (Nova Scotia) ULC	Nova Scotia
Weatherford (Saudi Arabia) Ltd.	Saudi Arabia Jt. Venture
Weatherford Aarbakke AS	Norway
Weatherford Abu Dhabi, Ltd.	Cayman Islands
Weatherford Al-Rushaid Co. Ltd.	Saudi Arabia Jt. Venture

Weatherford Artificial Lift Systems Canada Ltd.	Alberta
Weatherford Artificial Lift Systems, Inc.	Delaware
Weatherford Asia Pacific Pte. Ltd.	Singapore
Weatherford Australia Holding Pty. Limited	Australia
Weatherford Australia Pty. Ltd.	Australia
Weatherford Bermuda Holdings Ltd.	Bermuda
Weatherford Bin Hamoodah — L.L.C.	Abu Dhabi Jt. Venture
Weatherford Canada Ltd.	Alberta
Weatherford Canada Partnership	Alberta
Weatherford Colombia Ltd.	British Virgin Islands
Weatherford Completion Systems (UK) Limited	U.K.
Weatherford Completion Systems de Venezuela, S.A.	Venezuela
Weatherford de Mexico S.A. de C.V.	Mexico
Weatherford del Peru S.R.L.	Peru
Weatherford DIS Manufacturing (UK) Limited	U.K.
Weatherford Drilling and Production Services (India) Private Limited	India
Weatherford East Europe Service GmbH	Germany
Weatherford Ecuador S.A.	Ecuador
Weatherford Equipment (Cyprus) Limited	Cyprus
Weatherford Eurasia B.V.	Netherlands
Weatherford Eurasia Limited	U.K.
Weatherford Financing (Luxembourg) S.a.r.l.	Luxembourg
Weatherford France SAS	France
Weatherford Global Products Limited	Cyprus
Weatherford Hoevelaken	Netherlands
Weatherford Holding (Gibraltar) Limited	Gibraltar
Weatherford Holding (Ireland) Company	Ireland
Weatherford Holding (Luxembourg) S.a.r.l.	Luxembourg
Weatherford Holding GmbH	Germany
Weatherford Holdings (BVI) Ltd.	British Virgin Islands
Weatherford Holdings (Cyprus) Limited	Cyprus
Weatherford Holdings U.K. Ltd.	U.K.
Weatherford Hong Kong Holdings Limited	Hong Kong
Weatherford Industria e Comercio Ltda.	Brazil
Weatherford International de Argentina S.A.	Argentina
Weatherford International, Inc.	Delaware
Weatherford Investment (Gibraltar) Limited	Gibraltar
Weatherford Investment (Luxembourg) S.a.r.l.	Luxembourg
Weatherford Kazakhstan Limited Liability Partnership	Kazakhstan
Weatherford Kopp GmbH	Germany
Weatherford KSP Company Limited	Thailand
Weatherford Latin America, Inc.	Panama
Weatherford Latin America, S.A.	Venezuela

Weatherford Limited Partner, L.L.C.	Delaware
Weatherford Liquidity Management Hungary Limited Liability Company	Hungary
Weatherford Luxembourg S.a.r.l.	Luxembourg
Weatherford Management, Inc.	Delaware
Weatherford Mediterranea S.p.A.	Italy
Weatherford New Zealand Limited	New Zealand
Weatherford Nigeria Limited	Nigeria
Weatherford Norge A/S	Norway
Weatherford North Atlantic Limited	Gibraltar
Weatherford Oil Tool GesmbH	Austria
Weatherford Oil Tool GmbH	Germany
Weatherford Oil Tool Middle East Limited	British Virgin Islands
Weatherford Oil Tool Nederland B.V.	Netherlands
Weatherford Oilfield Equipment (Shanghai) Co., Ltd.	China
Weatherford Oilfield Equipment (Tianjin) Limited	China
Weatherford Overseas Products, Ltd.	Cayman Islands
Weatherford Overseas Services, Ltd.	Cayman Islands
Weatherford Receivables, LLC	Delaware
Weatherford Services, Ltd.	Bermuda
Weatherford Services, S.A.	Panama
Weatherford Shanghai Investment Co.	Delaware
Weatherford Solutions Sdn. Bhd.	Malaysia
Weatherford Technical Services Limited	British Virgin Islands
Weatherford Trinidad Limited	Trinidad
Weatherford U.K. Limited	U.K.
Weatherford U.S. Holdings, L.L.C.	Delaware
Weatherford U.S. Investment, LLC	Delaware
Weatherford U.S., L.P.	Louisiana
Weatherford Well Screen Ireland Limited	Ireland
Weatherford/Lamb, Inc.	Delaware
WellCat Services International, LLC	Texas
Wellserv Limited	U.K.
West Coast International Oilfield Rentals, B.V.	Netherlands
WEUS Holding, Inc.	Delaware
WI Products & Equipment, Inc.	Cayman Islands
WII Rental Company	Delaware
WUS Holding, L.L.C.	Delaware